Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On December 6, 2004, ScanSoft, Inc. (“ScanSoft”) acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of cash payments equal to 2,758,000 Pounds Sterling ($5,360,000) and 449,437 shares of ScanSoft’s common stock (valued at approximately $1,672,000 in accordance with Emerging Issues Task Force (EITF) Issue No. 99-12,“Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”). The total initial purchase price of approximately $8,477,000 also includes estimated transaction costs of $1,445,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     On June 15, 2004, ScanSoft acquired all of the outstanding stock of Telelogue, Inc. (“Telelogue”) in exchange for cash consideration consisting of $2,206,000 less certain expenses, of which $500,000 was placed in escrow to cover certain indemnification obligations, and a contingent payment of up to $2,000,000 in cash to be paid, if at all, on or about July 31, 2005, upon the achievement of certain performance goals. The total initial purchase price of approximately $3,396,000 also includes transaction costs of $893,000 and debt assumed of $297,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     The following tables show summary unaudited pro forma financial information as if ScanSoft, Telelogue and Rhetorical had been combined as of January 1, 2004.

     The unaudited pro forma combined financial information of Rhetorical and Telelogue is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisition of Rhetorical are derived from the preliminary purchase price allocation.

     The historical financial information of Rhetorical for the nine months ended September 30, 2004 has been derived from the audited financial statements of Rhetorical which are included in this Form 8-K/A.

     Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments reflect the recording of the fair value of the assets acquired and the liabilities to be assumed of Rhetorical.

     During the three months ended December 31, 2004, the Company recorded a charge of $0.7 million related to restructuring actions taken in international subsidiaries in connection with recently announced acquisitions. Restructuring activities associated with the Rhetorical acquisition resulted in severance costs, related to former Rhetorical employees, of approximately $258,000. These costs have been accrued in purchase accounting in accordance with Emerging Issue Task Force No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF No. 95-3”) and are included in current liabilities.

     A summary of the Rhetorical transaction is as follows:

Purchase Consideration
Cash	$5,360,000
Stock Issued	1,672,000
Transaction Costs	1,445,000

Total Purchase Consideration	$8,477,000

Preliminary Allocation of Purchase Consideration
Current Assets	$824,000
Property & Equipment	303,000
Identifiable Intangible Assets	1,310,000
Goodwill	7,654,000

Total Assets Acquired	10,091,000

Total Current Liabilities Assumed	(1,614,000)

$8,477,000

     Current assets acquired primarily relate to cash and accounts receivable and a facility lease deposit. Current liabilities assumed primarily relate to accrued expenses.

     The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized on a straight-line basis:

	AMOUNT	LIFE
	(IN THOUSANDS)	(IN YEARS)
Core and completed technology	$490	10
Customer relationships	690	4
License professional services contract	100	.25
Non-compete agreements	30	2-3

	$1,310

     The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable assets was recorded as goodwill and amounted to approximately $7.7 million. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS No. 142.

     Both Rhetorical and Telelogue are included in ScanSoft’s consolidated balance sheet as of December 31, 2004 which was included in ScanSoft’s Form 10-Q for the quarterly period ended December 31, 2004. The following unaudited pro forma financial statements are limited to the combined statement of operations for the nine months ended September 30, 2004.

     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if each transaction had been consummated as of January 1, 2004 nor is the data necessarily indicative of future operating results. The unaudited pro forma combined financial data and related notes thereto should be read in conjunction with ScanSoft’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as previously filed on ScanSoft’s Form 10-K for the transition period from January 1, 2004 to September 30, 2004, and Form 10-Q for the quarterly period ended December 31, 2004 and the historical consolidated financial statements of Rhetorical included in this Form 8-K/A.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
For the Nine Months Ended September 30, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	Telelogue (B)	Adjustments		Rhetorical (C)	Adjustments		Combined
	(in thousands, except per share amounts)
Product licenses	$95,765	$295	$—		$1,411	$—		$97,471
Professional services	33,187	—	—		—	—		33,187
Revenue, related parties	1,955	—	—		—	—		1,955

Total revenue	130,907	295	—		1,411	—		132,613

Costs and expenses:
Cost of product licenses	10,348	409	—		90	—		10,847
Cost of professional services	22,949	—	—		—	—		22,949
Cost of revenue from amortization of intangible assets	8,431	—	—		—	—		8,431

Total Costs and expenses	41,728	409	—		90	—		42,227

Gross margin	89,179	(114)	—		1,321	—		90,386

Operating expenses:
Research and development	26,162	839	—		1,413	—		28,414
Selling, general and administrative	66,941	1,246	—		2,095	—		70,282
Amortization of other intangible assets	1,967	—	55	(1)	25	116	(2)(3)	2,163
Stock-based compensation expense	1,301	—	—		47	—		1,348
Restructuring and other charges, net	801	—	—		—	—		801

Total costs and expenses	97,172	2,085	55		3,580	116		103,008

Loss from operations	(7,993)	(2,199)	(55)		(2,259)	(116)		(12,622)
Interest income	429	—	—		45	—		474
Interest expense	(340)	—	—		—	—		(340)
Other income (expense), net	(141)	(1)	—		13	—		(129)

Loss before income taxes	(8,045)	(2,200)	(55)		(2,201)	(116)		(12,617)
Provision for income taxes	1,333	—	—		—	—		1,333

Net loss	$(9,378)	$(2,200)	$(55)		$(2,201)	$(116)		$(13,950)

Charges related to the conversion of preferred stock		375	(375	)(1)				—

Net loss attributable to common shareholders	$(9,378)	$(2,575)	$320		(2,201)	$(116)		$(13,950)

Net loss per common share:
Basic and Diluted	$(0.09)							$(0.13)

Weighted average common shares:
Basic and Diluted	103,780					449		104,229

(A)	Derived from ScanSoft’s annual report on Form 10-K for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC.

(B)	Derived from Telelogue’s unaudited financial information for the period from January 1, 2004 through June 15, 2004 (date of acquisition).

(C)	Derived from Rhetorical’s audited financial statements for the nine months ended September 30, 2004.

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

     (1) Adjustment to record amortization expense of $55,000 for the identifiable intangible assets associated with the Telelogue acquisition and an adjustment to eliminate charges related to the accretion of dividends on convertible preferred stock of $375,000 for the period January 1, 2004 to June 15, 2004 (date of acquisition).

     (2) Adjustment to record amortization expense of $141,000 for the identifiable intangible assets associated with the acquisition of Rhetorical for the nine months ended September 30, 2004 as if the acquisition had occurred on January 1, 2004.

     (3) Adjustment to eliminate amortization expense of $25,000 for the nine months ended September 30, 2004 related to intangible assets of Rhetorical existing prior to the acquisition.

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